Exhibit 23.1
Consent of BDO Seidman, LLP




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Multimedia Games, Inc.
206 Wild Basin Road,
Building B, Fourth Floor
Austin, Texas 78746


     We hereby consent to the incorporation by reference in this Registration Statement of our report dated November 7, 2003, relating to the consolidated financial statements and schedule of Multimedia Games, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2003.



BDO SEIDMAN, LLP


Houston, Texas
April 8, 2004